UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 6, 2025, Phillips 66 sent the following communication to Phillips 66 employees.

Updates ahead of our Annual Meeting There is still time to cast your vote.

Mark Lashier
Tuesday, May 6, 2025

With our May 21 Annual Meeting approaching in roughly two weeks, I wanted to give you an update on where things stand and how you can support Phillips 66.

Over the last few weeks, we have had productive meetings with shareholders to discuss our strategy and how it will continue to drive industry-leading performance and long-term growth for our company. In large part, we are emphasizing the successes of your hard work and dedication. This is what fuels our confidence in our strategy and the bright future ahead. Our story is built on your commitment and the results you deliver every day.

We are also telling the Phillips 66 story through our social media channels, which I am sure many of you have seen. I encourage you to interact with these posts and visit www.phillips66delivers.com to remain informed about everything related to our Annual Meeting.

I also want to thank those of you who have already voted your shares. If you have not done so already, there is still time to cast your vote in support of Phillips 66’s proven strategy.

How to Vote

Your vote is crucial in sending a clear message that we stand behind our strategy and team. Phillips 66 shareholders will have received a WHITE proxy card via email or physical mail. You may receive proxy cards from Phillips 66 (WHITE) and from Elliott (GOLD). We urge you to vote using the WHITE proxy card or email and only FOR Phillips 66’s four nominees: A. Nigel Hearne, John E. Lowe, Robert W. Pease and Howard Ungerleider. Please discard any material or emails you receive from Elliott with respect to their GOLD proxy card. If you already voted with the GOLD card, you can revoke the vote by simply re-voting on the WHITE proxy card once you receive it. Only your last vote will count. You can find out more information on voting here.

If you have any questions, please call our proxy solicitor, Innisfree, at (877) 750-9496 (toll-free from the U.S. and Canada) or (412) 232-3651 (from other countries).

What’s Next?

The Annual Meeting is virtual only and will start at 8:00 a.m. CT on Wednesday, May 21. Only shareholders of record or their legal proxies are eligible to register and participate.

Once the vote count is finalized, the results will be shared publicly and communicated with you directly.

Over the past few months, you have remained focused on our strategy and mission, operated at the highest level and demonstrated the strength of our team and our business. Let’s continue to do what we do best: execute.

I am deeply grateful for the strong work, flawless execution and leadership you have shown during this time.

Full speed ahead!

Also on May 6, 2025, Phillips 66 posted the following material on LinkedIn. A transcript of the video is provided below.

VIDEO TRANSCRIPT

JOHN LOWE: We have challenged ourselves since day one as a company to think like a shareholder, think like an activist. What are the possibilities that we could where we could create more value? We talk about this at every board meeting. Every board meeting is a strategy discussion, and we are executing that strategy. And we keep setting the bar higher and higher that that will create tremendous long term value for our shareholders.

The following contains statements by Phillips 66 that, from time to time, will be advertised on social media, YouTube, and various news and general interest websites and/or applications and that will direct viewers to its website, https://www.phillips66delivers.com/.

Phillips 66
268,239 followers
Promoted

Elliott's misinformed proposals and questionable motives are putting your financial objectives at risk.

Vote using the WHITE proxy card to support long-term value creation through our proven, integrated approach.

Additional legal information can be found at:
https://www.phillips66delivers.com/legal-disclaimer/

PROTECTING
12 CONSECUTIVE
YEARS OF
DIVIDEND
GROWTH
PHILLIPS
66

Protecting Shareholder Returns
phillips66delivers.com

Learn more

VIDEO TRANSCRIPT

DOUG TERRESON: This is a company that, from the beginning, has balanced spending and distributions as much or more than any other company in our industry. And you might say, well, everybody does that. Well, they do today. But they didn’t for most of the prior decade when the entire industry overspent. This was a company that had a strategy that was wholly unpopular, but they stuck to it and it delivered for shareholders and it’s still delivering for shareholders.

VIDEO TRANSCRIPT

JOHN LOWE: We have challenged ourselves since day one as a company to think like a shareholder, think like an activist. What are the possibilities that we could where we could create more value? We talk about this at every board meeting. Every board meeting is a strategy discussion, and we are executing that strategy. And we keep setting the bar higher and higher that that will create tremendous long term value for our shareholders.

VIDEO TRANSCRIPT

BOB PEASE: I came in ready to challenge, and I didn’t know how responsive the Board would be. Or management. The training I got, the introduction to staff, the ability to speak with Mark, the ability to speak with any of his staff, was outstanding. So I immediately had the opportunity to to step right in. But I think probably what I was most impressed with was the composition of the the Board and the leadership team and the breadth of experiences, and how open the dialog was.

VIDEO TRANSCRIPT

HOWARD UNGERLEIDER: Every vote counts. Every vote is critically important. Please vote for only the Phillips 66 nominees on the WHITE proxy card.

VIDEO TRANSCRIPT

NIGEL HEARNE: Your vote matters. Please use the WHITE proxy card to vote for all four nominees as proposed by Phillips 66.

VIDEO TRANSCRIPT

AL ORTIZ: As a person who’s served on boards before, how do you balance long-term strategy and short-term financial performance?

HOWARD UNGERLEIDER: Yeah. Look, I’m a big believer that, you know, you have to keep you have to keep both the long term and the short term in your mindset and in your strategic frame. And your reference, every day. You know, the idea that you’re only going to focus on maximizing short term profits and ignoring the long term, that’s a recipe for disaster because you don’t know where that is going to lead.

And what you don’t want to do is do something that’s going to create a lot of risk, right. In year two or three or four or beyond. Every vote counts. Every vote is critically important. Please vote for only the Phillips 66 nominees on the WHITE proxy card.

HEADLINE: Phillips 66: Delivering Consistent, Compelling Value.

DESCRIPTION: Vote for long-term growth and value creation for your investment.

VIDEO TRANSCRIPT

DOUG TERRESON: This is a company that, from the beginning, has balanced spending and distributions as much or more than any other company in our industry. And you might say, well, everybody does that. Well, they do today. But they didn’t for most of the prior decade when the entire industry overspent. This was a company that had a strategy that was wholly unpopular, but they stuck to it and it delivered for shareholders and it’s still delivering for shareholders.

HEADLINE: Trusted leadership with proven track records for long-term growth.

DESCRIPTION: Phillips 66’s leadership prioritizes your investment. Vote now.

VIDEO TRANSCRIPT

JOHN LOWE: We have challenged ourselves since day one as a company to think like a shareholder, think like an activist. What are the possibilities that we could where we could create more value? We talk about this at every board meeting. Every board meeting is a strategy discussion, and we are executing that strategy. And we keep setting the bar higher and higher that that will create tremendous long term value for our shareholders.

HEADLINE: Our leadership team is made of industry veterans who have proven track records.

DESCRIPTION: Use the WHITE proxy card to vote for leadership you can trust.

VIDEO TRANSCRIPT

BOB PEASE: I came in ready to challenge, and I didn’t know how responsive the Board would be. Or management. The training I got, the introduction to staff, the ability to speak with Mark, the ability to speak with any of his staff, was outstanding. So I immediately had the opportunity to to step right in. But I think probably what I was most impressed with was the composition of the Board and the leadership team and the breadth of experiences, and how open the dialog was.

HEADLINE: It’s time to vote to protect your investment in Phillips 66.

DESCRIPTION: Elliott’s risky plans are short-sighted and not grounded in reality.

VIDEO TRANSCRIPT

HOWARD UNGERLEIDER: Every vote counts. Every vote is critically important. Please vote for only the Phillips 66 nominees on the WHITE proxy card.

HEADLINE: Your investment is at risk in Elliott’s hands.

DESCRIPTION: Vote to protect your investment by using the WHITE proxy card.

VIDEO TRANSCRIPT

NIGEL HEARNE: Your vote matters. Please use the WHITE proxy card to vote for all four nominees as proposed by Phillips 66.

HEADLINE: Your investment deserves leadership with a long-term vision and goals.

DESCRIPTION: Protect your Investments: Vote for compelling returns and trusted leadership.

VIDEO TRANSCRIPT

AL ORTIZ: As a person who’s served on boards before, how do you balance long-term strategy and short-term financial performance?

HOWARD UNGERLEIDER: Yeah. Look, I’m a big believer that, you know, you have to keep you have to keep both the long term and the short term in your mindset and in your strategic frame. And your reference, every day. You know, the idea that you’re only going to focus on maximizing short term profits and ignoring the long term, that’s a recipe for disaster because you don’t know where that is going to lead.

And what you don’t want to do is do something that’s going to create a lot of risk, right. In year two or three or four or beyond. Every vote counts. Every vote is critically important. Please vote for only the Phillips 66 nominees on the WHITE proxy card.

VIDEO TRANSCRIPT

DOUG TERRESON: This is a company that, from the beginning, has balanced spending and distributions as much or more than any other company in our industry. And you might say, well, everybody does that. Well, they do today. But they didn’t for most of the prior decade when the entire industry overspent. This was a company that had a strategy that was wholly unpopular, but they stuck to it and it delivered for shareholders and it’s still delivering for shareholders.

VIDEO TRANSCRIPT

JOHN LOWE: We have challenged ourselves since day one as a company to think like a shareholder, think like an activist. What are the possibilities that we could where we could create more value? We talk about this at every board meeting. Every board meeting is a strategy discussion, and we are executing that strategy. And we keep setting the bar higher and higher that that will create tremendous long term value for our shareholders.

VIDEO TRANSCRIPT

BOB PEASE: I came in ready to challenge, and I didn’t know how responsive the Board would be. Or management. The training I got, the introduction to staff, the ability to speak with Mark, the ability to speak with any of his staff, was outstanding. So I immediately had the opportunity to to step right in. But I think probably what I was most impressed with was the composition of the Board and the leadership team and the breadth of experiences, and how open the dialog was.

VIDEO TRANSCRIPT

HOWARD UNGERLEIDER: Every vote counts. Every vote is critically important. Please vote for only the Phillips 66 nominees on the WHITE proxy card.

VIDEO TRANSCRIPT

NIGEL HEARNE: Your vote matters. Please use the WHITE proxy card to vote for all four nominees as proposed by Phillips 66.

VIDEO TRANSCRIPT

AL ORTIZ: As a person who’s served on boards before, how do you balance long-term strategy and short-term financial performance?

HOWARD UNGERLEIDER: Yeah. Look, I’m a big believer that, you know, you have to keep you have to keep both the long term and the short term in your mindset and in your strategic frame. And your reference, every day. You know, the idea that you’re only going to focus on maximizing short term profits and ignoring the long term, that’s a recipe for disaster because you don’t know where that is going to lead.

And what you don’t want to do is do something that’s going to create a lot of risk, right. In year two or three or four or beyond. Every vote counts. Every vote is critically important. Please vote for only the Phillips 66 nominees on the WHITE proxy card.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “committed,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this document are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies or laws that relate to our operations, including regulations that seek to limit or restrict refining, marketing and midstream operations or regulate profits, pricing, or taxation of our products or feedstocks, or other regulations that restrict feedstock imports or product exports; our ability to timely obtain or maintain permits necessary for projects; fluctuations in NGL, crude oil, refined petroleum, renewable fuels and natural gas prices, and refining, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum or renewable fuels products; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for renewable fuels; potential liability from pending or future litigation; liability for remedial actions, including removal and reclamation obligations under existing or future environmental regulations; unexpected changes in costs for constructing, modifying or operating our facilities; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we have announced or may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for our products; failure to complete construction of capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance with laws; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact our ability to repurchase shares and declare and pay dividends; potential disruption of our operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic and international economic and political developments, including armed hostilities (such as the Russia-Ukraine war), expropriation of assets, and other diplomatic developments; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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Additional Information

On April 8, 2025, Phillips 66 filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and accompanying WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and its solicitation of proxies for Phillips 66’s director nominees and for other matters to be voted on. This communication is not a substitute for the Proxy Statement or any other document that Phillips 66 has filed or may file with the SEC in connection with any solicitation by Phillips 66. PHILLIPS 66 SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED WITH THE SEC AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents (including the WHITE proxy card) filed by Phillips 66 with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by Phillips 66 with the SEC also may be obtained free of charge at Phillips 66’s investor relations website at https://investor.phillips66.com or upon written request sent to Phillips 66, 2331 CityWest Boulevard, Houston, TX 77042, Attention: Investor Relations.

Certain Information Regarding Participants

Phillips 66, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from Phillips 66 shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding the names of such persons and their respective interests in Phillips 66, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April 8, 2025, including in the sections captioned “Beneficial Ownership of Phillips 66 Securities” and “Appendix C: Supplemental Information Regarding Participants in the Solicitation.” To the extent that Phillips 66’s directors and executive officers who may be deemed to be participants in the solicitation have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.